Exhibit 10.1
FIRST AMENDMENT TO CREDIT AGREEMENT AND
PLEDGE AND SECURITY AGREEMENT
     THIS FIRST AMENDMENT TO CREDIT AGREEMENT AND PLEDGE AND SECURITY AGREEMENT (this “Amendment”) is made and entered into as of August 12, 2011, and shall be effective as of August 12, 2011 upon the satisfaction of all of the conditions to effectiveness set forth in Article IV hereof (the “Effective Date”) by and between SWISHER HYGIENE, INC., a Delaware corporation (“Borrower”), the Subsidiary Guarantors party hereto, the Required Lenders under and as defined in the hereinafter defined Credit Agreement, and WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent under the hereinafter defined Credit Agreement (the “Administrative Agent”).
BACKGROUND STATEMENT
     A. The Borrower is party to the Credit Agreement dated as of March 30, 2011, between the Borrower, the Lenders party thereto from time to time and the Administrative Agent (the “Credit Agreement”). Capitalized terms not otherwise defined herein shall have the meaning given to such terms in the Credit Agreement.
     B. In connection with and as a condition to the initial and continued extensions of credit under the Credit Agreement, the Borrower and certain of its subsidiaries, pursuant to a Pledge and Security Agreement, dated as of March 30, 2011 (the “Security Agreement”), have granted in favor of the Administrative Agent a security interest in and Lien upon the Collateral described therein as security for their obligations under the Credit Agreement, the Guaranty and the other Credit Documents.
     C. The Borrower has requested certain amendments to the Credit Agreement and Security Agreement and the Required Lenders have agreed to make such amendments on the terms and subject to the conditions set forth herein.
STATEMENT OF AGREEMENT
     NOW, THEREFORE, in consideration of the foregoing premises, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:
ARTICLE I
AMENDMENTS TO THE CREDIT AGREEMENT
     1.1 Amendments to Section 1.1(Definitions) of the Credit Agreement.
          (a) Section 1.1 of the Credit Agreement is hereby amended by adding the following definition in appropriate alphabetical order:
“Reported Consolidated EBITDA” means, for any Reference Period, the aggregate of (i) Consolidated Net Income for such period, plus (ii) the sum of (A) Consolidated Interest Expense, (B) foreign, federal, state, local and other income taxes, and (C) depreciation and amortization all to the extent taken into account in the calculation of

Consolidated Net Income for such Reference Period and all calculated in accordance with GAAP, plus (iii) extraordinary losses, to the extent taken into account in the calculation of Consolidated Net Income for such Reference Period; minus (iv) extraordinary gains or income, to the extent taken into account in the calculation of Consolidated Net Income for such Reference Period, plus (v) compensation paid by the Borrower and its Subsidiaries in the form of stock of the Borrower, the extent taken into account in the calculation of Consolidated Net Income for such period, plus (vi) any nonrecurring transaction costs and expenses incurred in connection with the private placement of the equity of the Borrower, to the extent documented and approved by the Administrative Agent, in its reasonable discretion, plus (vii) any nonrecurring transaction costs and expenses incurred in connection with Permitted Acquisitions, to the extent documented and approved by the Administrative Agent, in its reasonable discretion, plus (viii) for the fiscal year ending December 31, 2011, to the extent taken into account in the calculation of Consolidated Net Income for such fiscal year (or portion thereof) and to be evidenced by documentation reasonably satisfactory to the Administrative Agent, the sum of (A) nonrecurring costs and expenses incurred in connection with the merger with and into Coolbrands International, Inc. not to exceed $5,125,000, and (B) nonrecurring costs and expenses incurred in connection with the private placement of the equity of the Borrower that closed in February, 2011 and the acquisition by the Borrower of Choice Environmental Services, Inc. and its Subsidiaries, not to exceed $3,500,000 in the aggregate; provided that for the avoidance of doubt, Reported Consolidated EBITDA of the Borrower and its Subsidiaries for any Reference Period shall not include any EBITDA of a Target earned during such Reference Period prior to the consummation of the Acquisition of such Target.”
          (b) The definition of “Applicable Percentage” in Section 1.1 of the Credit Agreement is hereby deleted in its entirety and replaced with the following:
“Applicable Percentage” means, at any time from and after the Closing Date, the applicable percentage (i) to be added to the Base Rate for purposes of determining the Adjusted Base Rate, and (ii) to be added to the LIBOR Rate and the LIBOR Market Index Rate for purposes of, respectively, determining the Adjusted LIBOR Rate and Adjusted LIBOR Market Index Rate, in each case as determined under the following matrix with reference to the Senior Leverage Ratio:

		Applicable	Applicable
	Senior	LIBOR	Base Rate
Level	Leverage Ratio	Margin	Margin
I	Greater than or equal to 3.25 to 1.0	3.50%	2.50%
II	Less than 3.25 to 1.0 but greater than or equal to 2.50 to 1.0	3.00%	2.00%
III	Less than 2.50 to 1.0	2.50%	1.50%

On each Adjustment Date (as hereinafter defined), the Applicable Percentage for all Loans shall be adjusted effective as of such Adjustment Date (based upon the calculation of the Senior Net Leverage Ratio as of the last day of the Reference Period to which such Adjustment Date relates) in accordance with the above matrix; provided, however, that, notwithstanding the foregoing or anything else herein to the contrary, (i) if at any time the Borrower shall have failed to deliver any of the financial statements as required by Sections 6.1(a) or 6.1(b), as the case may be, or the Compliance Certificate as required by Section 6.2(a), then at all times from and including the date on which such statements and Compliance Certificate are required to have been delivered until the date on which the same shall have been delivered, each Applicable Percentage shall be determined based on Level I above (notwithstanding the actual Senior Net Leverage Ratio), and (ii) the determination of the Applicable Percentage shall be subject to Section 2.8(f). For purposes of this definition, “Adjustment Date” means, with respect to any Reference Period of the Borrower beginning with the Reference Period ending as of the last day of the second fiscal quarter of fiscal year 2011, the day (or, if such day is not a Business Day, the next succeeding Business Day) of delivery by the Borrower in accordance with Section 6.1(a) or Section 6.1(b), as the case may be, of (i) financial statements as of the end of and for such Reference Period and (ii) a duly completed Compliance Certificate with respect to such Reference Period. From the Closing Date until the first Adjustment Date requiring a change in any Applicable Percentage as provided herein, each Applicable Percentage shall be based on Level II above.”
          (c) The definition of “Consolidated EBITDA” in Section 1.1 of the Credit Agreement is hereby amended by deleting the following proviso at the end thereof
”; and provided further that Consolidated EBITDA of the Borrower and its Subsidiaries for any Reference Period shall be calculated on a Pro Forma Basis as if any Permitted Acquisition consummated during such Reference Period (but after the Closing Date) had been consummated on the first day of such Reference Period provided that any such additions or reductions to Consolidated EBITDA as a result of the foregoing shall have been approved by the Administrative Agent in its reasonable discretion (such approval not to be required for the consummation of the Acquisition itself unless otherwise required herein) based upon a review of the highest quality financial statements or financial data available to the Borrower with respect to such Acquisition.”
and replacing it with the following proviso:

”; and provided further that Consolidated EBITDA of the Borrower and its Subsidiaries for any Reference Period shall be calculated on a Pro Forma Basis as if any Permitted Acquisition consummated during such Reference Period (but after the Closing Date) that involves a Target with EBITDA greater than $150,000 as of the most recent 12 month period then ended (as set forth in the highest quality financial statements or financial data available to the Borrower) had been consummated on the first day of such Reference Period provided that any such additions or reductions to Consolidated EBITDA as a result of the foregoing shall have been approved by the Administrative Agent in its reasonable discretion (such approval not to be required for the consummation of the Acquisition itself unless otherwise required herein) based upon a review of the highest quality financial statements or financial data available to the Borrower with respect to such Acquisition.”
     1.2 Amendments to Section 2.12 (Method of Payments; Computations; Apportionment of Payments) of the Credit Agreement. Section 2.12(e)(v) of the Credit Agreement is hereby deleted in its entirety and replaced with the following:
“(v) fifth, to the payment of the outstanding principal amount of the Obligations (including the payment of any outstanding Reimbursement Obligations and the obligation to cash collateralize Letter of Credit Exposure), and including with respect to any Hedge Agreement between any Credit Party and any Hedge Party (to the extent such Hedge Agreement is permitted hereunder), any breakage, termination or other payments due under such Hedge Agreement and any interest accrued thereon and to the payment of outstanding obligations under corporate credit cards or purchase cards issued to the Borrower by any Lender;”
     1.3 Amendments to Section 6.9 (Permitted Acquisitions) of the Credit Agreement. Section 6.9(a) of the Credit Agreement is hereby deleted in its entirety and replaced with the following:
“(a) (i) (1) Not less than three Business Days prior to the expected consummation of any Permitted Acquisition with respect to any Acquisition with an Acquisition Amount in excess of $10,000,000, the Borrower shall report (which may be made orally or by email) to the Administrative Agent the name of the Target and its historical revenue and EBITDA, (2) prior to the consummation of such Permitted Acquisition, the Borrower shall certify in writing (which certification may be made via email and may be made contemporaneously with the report described in clause (1) above) as to the Acquisition Amount of such Permitted Acquisition and that the Borrower will be in compliance comply with clause (vi) of the definition of “Permitted Acquisition” upon the consummation of such Permitted Acquisition, and (3) as soon as practical after the consummation of such Acquisition, a Financial Officer of the Borrower shall deliver to the Administrative Agent a certification, in form and substance reasonably acceptable to the Administrative Agent, setting forth the Acquisition Amount (including a good faith calculation of any Contingent Purchase Price Obligations) and further to the effect that, to the best of such Financial Officer’s knowledge, the Borrower has complied with the requirements of the definition of “Permitted Acquisition”, Section 6.9 and Section 6.10, to the extent applicable, with respect to such Acquisition;

     (ii) Concurrently with the delivery of the financial statements for any fiscal quarter pursuant to Section 6.1(a), the Borrower shall deliver to the Administrative Agent (x) a summary schedule of all Acquisitions consummated during such fiscal quarter, which shall include the total revenue and operating income of the Persons or business acquired, and the Acquisition Amount (including a good faith calculation of any Contingent Purchase Price Obligations) of each Acquisition included thereon, and (y) a certification of a Financial Officer of the Borrower, in form and substance reasonably acceptable to the Administrative Agent, setting forth that, to the best of such Financial Officer’s knowledge, the Borrower has complied with the requirements of the definition of “Permitted Acquisition” herein, Section 6.9 and Section 6.10, to the extent applicable, with respect to such Acquisitions;”
     1.4 Amendments to Section 6.10 (Creation or Acquisition of Subsidiaries) of the Credit Agreement.
          (a) Section 6.10 of the Credit Agreement is hereby amended by deleting the following parenthetical “(and in any event within 15 Business Days thereof)” in subsections (a) and (b) thereof and replacing it with “(and in any event within 20 Business Days thereof or such later date approved by the Administrative Agent)”.
          (b) Section 6.10(a) of the Credit Agreement is hereby amended by deleting the following phrase “a Mortgage with respect to any owned or leased interest of such new Subsidiary in real property” in clause (C) thereof, and replacing it with “a Mortgage with respect to any owned interest of such new Subsidiary in real property”.
          (c) Section 6.10(b)(i) of the Credit Agreement is hereby deleted in its entirety and replaced with the following:
“(i) if such Subsidiary, after giving effect to any Permitted Acquisition contemplated in connection with such Subsidiary, is reasonably expected to have Consolidated EBITDA in excess of $5,000,000 for the following 12 months, upon the reasonable request of the Administrative Agent, a written legal opinion of counsel to such Subsidiary addressed to the Administrative Agent and the Lenders, in form and substance reasonably satisfactory to the Administrative Agent and its counsel;”
          (d) Section 6.10(b)(iii) of the Credit Agreement is hereby deleted in its entirety and replaced with the following:
“(iii) a report of Uniform Commercial Code financing statement, tax and judgment lien searches performed against any such Subsidiary that is acquired in each jurisdiction in which such Subsidiary is incorporated or organized and has a principal place of business, which report shall show no Liens on its assets (other than Permitted Liens);”

          (e) Section 6.10(b)(v) of the Credit Agreement is hereby deleted in its entirety and replaced with the following:
“(v) [Reserved]”
     1.5 Amendments to Section 7.1 (Senior Net Leverage Ratio) of the Credit Agreement. Section 7.1 of the Credit Agreement is hereby deleted in its entirety and replaced with the following:
“7.1 Senior Leverage Ratio. The Borrower will not permit the Senior Leverage Ratio, at any time, to be greater than 3.75:1.0.”
     1.6 Amendments to Section 7.2 (Total Net Leverage Ratio) of the Credit Agreement. Section 7.2 of the Credit Agreement is hereby deleted in its entirety and replaced with the following:
“7.2 Total Leverage Ratio. The Borrower will not permit the Total Leverage Ratio, at any time, to be greater than 4.5:1.0.”
     1.7 Amendments to Section 7.3 (Consolidated EBITDA) of the Credit Agreement. Section 7.3 of the Credit Agreement is hereby deleted in its entirety and replaced with the following:
“7.3 Consolidated EBITDA. The Borrower will not permit Consolidated EBITDA for any Reference Period ending as of the last day of any fiscal quarter to be less than the amount set forth below opposite such fiscal quarter (or opposite the period that includes such fiscal quarter):

Period	Minimum Consolidated EBITDA
fiscal quarter ending September 30, 2011	$12,000,000
fiscal quarter ending December 31, 2011	$18,000,000
fiscal quarter ending March 31, 2012	$22,500,000

     1.8 Amendments to Section 7.4 (Fixed Charge Coverage Ratio) of the Credit Agreement. Section 7.4 of the Credit Agreement is hereby deleted in its entirety and replaced with the following:
“7.4 Fixed Charge Coverage Ratio. The Borrower will not permit the Fixed Charge Coverage Ratio as of the last day of any fiscal quarter to be less than the ratio set forth below opposite such fiscal quarter (or opposite the period that includes such fiscal quarter):

Minimum Fixed
Charge Coverage
Period	Ratio
fiscal quarter ending September 30, 2011	0.75:1.0
fiscal quarter ending December 31, 2011	1.25:1.0
fiscal quarter ending March 31, 2012 and thereafter	1.50:1.0

     1.9 Amendments to Section 7.6 (Minimum Unencumbered Liquidity) of the Credit Agreement. Section 7.6 of the Credit Agreement is hereby deleted in its entirety and replaced with the following:
“7.6 Minimum Unencumbered Liquidity. The Borrower will not permit, at any time, Unencumbered Liquidity to be less than $20,000,000.”
     1.10 Addition of New Section 7.7 (Reported Consolidated EBITDA) to the Credit Agreement. A new Section 7.7 is hereby added to the Credit Agreement as follows:
“7.7 Reported Consolidated EBITDA. The Borrower will not permit Reported Consolidated EBITDA for any Reference Period ending as of the last day of any fiscal quarter to be less than the amount set forth below opposite such fiscal quarter (or opposite the period that includes such fiscal quarter):

Minimum Reported
Period	Consolidated EBITDA
fiscal quarter ending December 31, 2011	$15,000,000
fiscal quarter ending March 31, 2012	$20,000,000
fiscal quarter ending June 30, 2012	$25,000,000
fiscal quarter ending September 30, 2012	$30,000,000
fiscal quarter ending December 31, 2012 and thereafter	$35,000,000

     1.11 Amendments to Section 8.2 (Indebtedness) of the Credit Agreement.
          (a) Section 8.2 of the Credit Agreement is hereby amended by deleting clause (v) thereof in its entirety and replacing it with the following:

“(v) purchase money Indebtedness of the Borrower and its Subsidiaries incurred solely to finance the acquisition, construction or improvement of any equipment, real property or other fixed assets in the ordinary course of business (or assumed or acquired by the Borrower and its Subsidiaries in connection with a Permitted Acquisition or other transaction permitted under this Agreement), (but excluding Capital Lease Obligations), and any renewals, replacements, refinancings or extensions thereof, provided that all such Indebtedness plus Indebtedness permitted under Section 8.2(vi) shall not exceed $37,500,000 in aggregate amount outstanding at any one time;”
          (b) Section 8.2 of the Credit Agreement is hereby amended by deleting clause (vi) thereof in its entirety and replacing it with the following:
“(vi) Capital Lease Obligations (including resulting from sale-leaseback transactions and other lease programs with respect to trucks or other equipment of the Borrower and its Subsidiaries), provided that all such Indebtedness plus Indebtedness permitted under Section 8.2(v) shall not exceed $37,500,000 in aggregate amount outstanding at any one time;”
          (c) Section 8.2 of the Credit Agreement is hereby amended by deleting clause (x) thereof in its entirety and replacing it with the following:
“(x) notwithstanding subsection (v) or (vi) above, purchase money Indebtedness or Capital Lease Obligations of the Borrower or its Subsidiaries incurred in order to continue to develop its technology platform, in an aggregate amount not to exceed $2,500,000;”
     1.12 Amendments to Section 8.3 (Liens) of the Credit Agreement.
          (a) Section 8.3 of the Credit Agreement is hereby amended by deleting clause (iii) thereof in its entirety and replacing it with the following:
“(iii) Liens imposed by law, such as Liens of carriers, warehousemen, mechanics, materialmen and landlords, incurred in the ordinary course of business for sums not constituting borrowed money that are not overdue for a period of more than 30 days (or the underlying obligations of which do not exceed $1,000,000) or that are being contested in good faith by appropriate proceedings and for which adequate reserves have been established in accordance with GAAP (if so required);”
          (b) Section 8.3 of the Credit Agreement is hereby amended by inserting the phrase “or Section 8.2(x)” in clause (viii) thereof after the phrase “Section 8.2(v)” in such clause(viii).
          (c) Section 8.3 of the Credit Agreement is hereby amended by renumbering clause (xii) as the new clause (xiii) thereof, and inserting a new clause (xii) therein as follows:
“(xii) Liens arising in connection with Capital Leases of the Borrower and its Subsidiaries permitted hereunder;”

     1.13 Amendments to Section 8.4 (Asset Dispositions) of the Credit Agreement. Section 8.4 of the Credit Agreement is hereby amended by deleting clause (iv) thereof in its entirety and replacing it with the following:
“(iv) the sale, exchange or other disposition in the ordinary course of business of equipment or other assets that are obsolete or no longer necessary for the operations of the Borrower and its Subsidiaries with an aggregate net book value on such Person’s balance sheet of no more than $2,000,000 per year (and an individual net book value for any single piece of such equipment or asset not to exceed $1,000,000);”
     1.14 Amendments to Section 8.6 (Restricted Payments) of the Credit Agreement. Section 8.6(b) of the Credit Agreement is hereby deleted in its entirety and replaced it with the following:
“(b) The Borrower will not, and will not permit any of its Subsidiaries to, make any payment in respect of any Contingent Purchase Price Obligations (whether or not such Contingent Purchase Price Obligations constitute Indebtedness) unless (i) no Default or Event of Default has occurred and is continuing or would result therefrom and (ii) immediately after giving effect to such payment, the Borrower is in compliance with the financial covenants contained in Article VII, such compliance determined with regard to calculations made on a Pro Forma Basis for the Reference Period most recently ended, calculated in accordance with GAAP as if such payment had been made on the last day of such Reference Period.”
     1.15 Amendment to Exhibit C (Compliance Certificate) of the Credit Agreement. The Covenant Compliance Worksheet, which is Attachment A to Exhibit C to the Credit Agreement shall be in a form reasonably acceptable to the Administrative Agent.
ARTICLE II
AMENDMENTS TO SWISHER SECURITY AGREEMENT
     2.1 Amendments to Section 2.2 (Security for Secured Obligations) of the Security Agreement. Section 2.2 of the Security Agreement is hereby amended by deleting the word “and” immediately preceding subpart (ii) and adding the following immediately prior to the last parenthetical:
“and (iii) obligations under corporate credit cards or purchase cards issued to the Borrower by any Lender”
ARTICLE III
CONDITIONS TO EFFECTIVENESS
     This Amendment shall become effective as of the Effective Date upon the satisfaction of each of the following conditions precedent:

          (a) The Administrative Agent shall have received a duly executed counterpart of this Amendment from the Borrower and the Subsidiary Guarantors (collectively, the “Amendment Parties”);
          (b) The Borrower shall have paid all reasonable out-of-pocket costs and expenses of the Administrative Agent to be paid by it at the closing in connection with the preparation, negotiation, execution and delivery of this Amendment (including, without limitation, the reasonable fees and out-of-pocket expenses of counsel for the Administrative Agent with respect thereto); and
          (c) The Administrative Agent shall have received such other documents, certificates, opinions, instruments and other evidence as the Administrative Agent may reasonably request, all in a form and substance satisfactory to the Administrative Agent and its counsel.
Notwithstanding anything to the contrary herein, compliance with the financial covenants included in Article VII of the Credit Agreement as calculated in the Compliance Certificate to be delivered by the Borrower pursuant to Section 6.1(c) for the fiscal quarter ending June 30, 2011, shall be measured in accordance with Article VII of the Credit Agreement in effect immediately prior to the date hereof without giving effect to any of the amendments contained herein, and such Compliance Certificate shall be in the form of Exhibit C to the Credit Agreement in effect immediately prior to the date hereof without giving effect to any of the amendments contained herein.
ARTICLE IV
REPRESENTATIONS AND WARRANTIES
          The Amendment Parties hereby represents and warrants that:
     4.1 Representations in Credit Agreement. The representations and warranties of the Amendment Parties set forth in the Credit Agreement and the Credit Documents are true and correct in all material respects as of the date hereof, except to the extent such representations and warranties relate solely to or are specifically expressed as of a particular date or period.
     4.2 Compliance with Credit Agreement. Each of the Amendment Parties is in compliance with all covenants, terms and provisions set forth in the Credit Agreement and the other Credit Documents to be observed or performed by it.
     4.3 Due Authorization. This Amendment has been duly authorized, validly executed and delivered by one or more authorized officers of each Amendment Party and each of this Amendment, the Credit Agreement and the other Credit Documents, constitutes the legal, valid and binding obligation of each Amendment Party, to the extent each is a party thereto, enforceable against it in accordance with its terms.
     4.4 No Event of Default. No Default or Event of Default under the Credit Agreement has occurred and is continuing.
     4.5 Continuing Security Interests. All obligations of the Amendment Parties under the Credit Agreement and the other Credit Documents continue to be or will be secured by the Administrative Agent’s security interests in all of the collateral granted under the Security Documents, and nothing herein will affect the validity, enforceability, perfection or priority of such security interests.

ARTICLE V
ACKNOWLEDGEMENTS; REPRESENTATIONS; CONSENT
     5.1 Amendment Parties. Each of the Amendment Parties hereby approves and consents to the transactions contemplated by this Amendment, confirms and agrees that, after giving effect to this Amendment, each of the Credit Agreement and the other Credit Documents to which it is a party, remains in full force and effect and enforceable against it in accordance with its terms and shall not be discharged, diminished, limited or otherwise affected in any respect, and represents and warrants to the Administrative Agent and the Lenders that it has no knowledge of any claims, counterclaims, offsets, or defenses to or with respect to its obligations under the Credit Documents, or if it has any such claims, counterclaims, offsets, or defenses to such Credit Documents or any transaction related to such Credit Documents, the same are hereby waived, relinquished, and released in consideration of the execution of this Amendment. Furthermore, each of the Amendment Parties acknowledges and agrees that its obligations under the Credit Documents shall not be discharged, limited or otherwise affected by reason of the Administrative Agent’s or any Lender’s actions with respect to any other Amendment Party, or with respect to, or in adding or releasing, any other guarantor of the obligations of the Borrower under the Credit Agreement without the necessity of giving notice to or obtaining the consent of such Amendment Party. The acknowledgements and confirmations by each of the Amendment Parties herein is made and delivered to induce the Administrative Agent and the Lenders to enter into this Amendment and continue to extend credit to the Borrower and the other Amendment Parties, and each of the Amendment Parties acknowledges that the Administrative Agent and the Lenders would not enter into this Amendment and continue to extend such credit in the absence of the acknowledgement and confirmation contained herein.
     5.2 Subsidiary Guarantors. Each of the Subsidiary Guarantors further represents that it has knowledge of the Borrower’s and the other Amendment Parties’ financial condition and affairs and that it has adequate means to obtain from the Borrower and the other Amendment Parties on an ongoing basis information relating thereto and to the Borrower’s and the other Amendment Parties’ ability to pay and perform their respective obligations under the Credit Documents, and agrees to assume the responsibility for keeping, and to keep, so informed for so long as the guaranty of each such Subsidiary Guarantor remains in effect. Each Subsidiary Guarantor agrees that the Administrative Agent and the Lenders shall have no obligation to investigate the financial condition or affairs of the Borrower or any of the Amendment Parties for the benefit of any Subsidiary Guarantor nor to advise any Subsidiary Guarantor of any fact respecting, or any change in, the financial condition or affairs of the Borrower or any of the Amendment Parties that might become known to the Administrative Agent or any Lender at any time, whether or not the Administrative Agent or any such Lender knows or believes or has reason to know or believe that any such fact or change is unknown to any Subsidiary Guarantor, or might (or does) materially increase the risk of any Subsidiary Guarantor as guarantor, or might (or would) affect the willingness of any Subsidiary Guarantor to continue as a guarantor of the obligations of the Borrower under the Credit Documents. These representations and agreements by each of the Subsidiary Guarantors are made and delivered to induce the Administrative Agent and the Lenders to enter into this Amendment and continue to extend credit to the Borrower and the other Amendment Parties under the Credit Documents, and each of the Subsidiary Guarantors acknowledges that the Administrative Agent and the Lenders would not enter into this Amendment and continue to extend such credit in the absence of the representations and agreements contained herein.

ARTICLE VI
GENERAL
     6.1 Full Force and Effect. This Amendment is limited as specified and, except as specifically set forth herein, shall not constitute a modification, acceptance or waiver of any other provision of any of the Credit Documents. The Credit Agreement, as amended by the amendments set forth herein, shall continue to be in full force and effect in accordance with the provisions thereof after giving effect to such amendments. Any reference to the Credit Agreement in any of the other Credit Documents shall mean the Credit Agreement as amended by this Amendment and as may be further amended, modified, restated, or supplemented from time to time. This Amendment shall be a Credit Document.
     6.2 Applicable Law. This Amendment shall be governed by and construed in accordance with the internal laws and judicial decisions of the State of North Carolina.
     6.3 Counterparts; Execution. This Amendment may be executed in two or more counterparts, each of which shall constitute an original, but all of which when taken together shall constitute but one instrument. The exchange of copies of this Amendment and of signature pages by facsimile transmission or by electronic delivery of .pdf copies shall constitute effective execution and delivery of this Amendment and such copies may be used in lieu of the original Amendment for all purposes. Delivery of an executed counterpart of a signature page of this Agreement by facsimile transmission shall be effective as delivery of a manually executed counterpart of this Amendment.
     6.4 Expenses. The Borrower agrees to pay on demand all reasonable out-of-pocket expenses incurred by the Administrative Agent in connection with the preparation, execution and delivery of this Amendment, including, without limitation, all reasonable attorneys’ fees.
     6.5 Further Assurances. Each of the Amendment Parties shall execute and deliver to the Administrative Agent such documents, certificates, and opinions as the Administrative Agent may reasonably request to effect the amendments contemplated by this Amendment and to continue the existence, perfection and first priority of the Administrative Agent’s security interests in the collateral securing the obligations under the Credit Documents.
     6.6 Headings. The headings of this Amendment are for the purposes of reference only and shall not affect the construction of this Amendment.
[The remainder of this page is left blank intentionally.]

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered by their duly authorized officers all as of the date first above written.

SWISHER HYGIENE, INC.
By:	/s/ Michael J. Kipp
	Name:	Michael J. Kipp
	Title:	Senior Vice President, Chief Financial Officer

[Signature Pages Continued on the Following Page]

WELLS FARGO BANK, NATIONAL ASSOCIATION
By:	/s/ Cavan J. Harris
Cavan J. Harris
Senior Vice President

[Signature Pages Continued on the Following Page]

GUARANTORS:

SWISHER INTERNATIONAL, INC.
HB SERVICE, LLC
SWISHER HYGIENE FRANCHISE CORP.
SWISHER PEST CONTROL CORP.
SWISHER MAID, INC.
SHFC FINANCE, LLC
SERVICE MINNEAPOLIS, LLC
SHFC OPERATIONS, LLC
EXPRESS RESTAURANT EQUIPMENT
    SERVICE, INC.
SERVICE ARKANSAS, LLC
SERVICE BALTIMORE, LLC
SERVICE BEVERLY HILLS, LLC
SERVICE BIRMINGHAM, LLC
SERVICE CALIFORNIA, LLC
SERVICE CAROLINA, LLC
SERVICE CENTRAL FL, LLC
SERVICE CHARLOTTE LLC
SERVICE CHATTANOOGA, LLC
SERVICE CINCINNATI, LLC
SERVICE COLUMBIA, LLC
SERVICE COLUMBUS, LLC
SERVICE DC, LLC
SERVICE DENVER, LLC

By:	/s/ Thomas E. Aucamp
	Name:	Thomas E. Aucamp
	Title:	Executive Vice President

[Signature Pages Continued on the Following Page]

SERVICE FLORIDA, LLC
SERVICE GAINESVILLE, LLC
SERVICE GOLD COAST, LLC
SERVICE GREENSBORO, LLC
SERVICE GREENVILLE, LLC
SERVICE GULF COAST, LLC
SERVICE HAWAII, LLC
SERVICE HOUSTON, LLC
SERVICE LAS VEGAS, LLC
SERVICE LOUISVILLE, LLC
SERVICE MEMPHIS, LLC
SERVICE MICHIGAN, LLC
SERVICE MIDATLANTIC, LLC
SERVICE MIDWEST, LLC
SERVICE NASHVILLE, LLC
SERVICE NEW ENGLAND, LLC
SERVICE NEW MEXICO, LLC
SERVICE NEW ORLEANS, LLC
SERVICE NORTH, LLC
SERVICE NORTH-CENTRAL, LLC
SERVICE OKLAHOMA CITY, LLC
SERVICE PHILADELPHIA, LLC
SERVICE PHOENIX, LLC
SERVICE PORTLAND, LLC
SERVICE RALEIGH, LLC
SERVICE SALT LAKE CITY, LLC
SERVICE SEATTLE, LLC
SERVICE SOUTH, LLC
SERVICE ST. LOUIS, LLC
SERVICE TALLAHASSEE, LLC
SERVICE TAMPA, LLC
SERVICE TRI-CITIES, LLC
SERVICE VIRGINIA, LLC
SERVICE WEST COAST, LLC
SERVICE WESTERN PENNSYLVANIA, LLC
FOUR-STATE HYGIENE, INC.
INTEGRATED BRANDS INC.
ESKIMO PIE CORPORATION

By:	/s/ Thomas E. Aucamp
	Name:	Thomas E. Aucamp
	Title:	Executive Vice President

[Signature Pages Continued on the Following Page]

CHOICE ENVIRONMENTAL SERVICES,
     INC.
CHOICE ENVIRONMENTAL SERVICES
     OF MIAMI, INC.
CHOICE ENVIRONMENTAL SERVICES
     OF BROWARD, INC.
CHOICE ENVIRONMENTAL SERVICES
     OF DADE COUNTY, INC.
CHOICE ENVIRONMENTAL SERVICES
     OF COLLIER, INC.
CHOICE RECYCLING SERVICES
     OF MIAMI, INC.
CHOICE ENVIRONMENTAL SERVICES
     OF ST. LUCIE, INC.
CHOICE RECYCLING SERVICES
     OF BROWARD, INC.
CHOICE ENVIRONMENTAL SERVICES
     OF LEE COUNTY, INC.
CHOICE ENVIRONMENTAL SERVICES
     OF HIGHLANDS COUNTY, INC.
SANOLITE CORPORATION
SWSH MOUNT HOOD MFG., INC.
SWSH ARIZONA MFG., INC.

By:	/s/ Thomas E. Aucamp
	Name:	Thomas E. Aucamp
	Title:	Executive Vice President